POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS:

           WHEREAS, Analysts Investment Trust, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

           NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD S. MENDELSOHN and JOANN M. STRASSER, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 26 day of November, 2002.

ATTEST:                          ANALYSTS INVESTMENT TRUST



By: /S/                             By:  /S/
   ------------------------------       ----------------------------------------
    Mark G. Srofe, Treasurer             Timothy Mackey, President


STATE OF OHIO                  )
                               )         ss:
COUNTY OF HAMILTON             )

           Before me, a Notary Public, in and for said county and state, personally appeared Timothy Mackey, President and Mark G. Srofe, Treasurer, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

           WITNESS my hand and official seal this 26 day of November, 2002.

                                               /S/ JENNIFER J. KELHOFFER
                                               ---------------------------------
                                               Notary Public

                                               My commission expires:    1-11-06
                                                                      ----------


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                                   CERTIFICATE

           The undersigned, President of Analysts Investment Trust, hereby certifies that the following resolution was duly adopted by a majority of the Board of Directors at a meeting held September 10, 2002, and is in full force and effect:

                     " WHEREAS, Analysts Investment Trust, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

                     NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD S. MENDELSOHN and JOANN M. STRASSER, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."

Dated:  November 26, 2002                    /S/
                                             -----------------------------------
                                                 Timothy Mackey, President
                                                 Analysts Investment Trust



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